UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 5, 2026, Prophase Labs, Inc. (the “Company”) issued a press release providing an update to shareholders regarding recent trading activity in its common stock, its capital structure, and the status of its underlying assets.

The Company noted that recent volatility in its stock price was driven primarily by short-term technical factors, including (i) the accelerated conversion and resale of a significant portion of its outstanding convertible debt, (ii) the completion of a 1-for-10 reverse stock split effective December 5, 2025, (iii) the Company’s transition from the Nasdaq Capital Market to the OTC market effective January 5, 2026, and (iv) the delisting from Nasdaq, which may reduce liquidity and institutional investor interest in the Company’s common stock.

The Company disclosed that, in aggregate, more than Three Million Three Hundred Thousand ($3,300,000) of principal amount of convertible debt has been converted out of approximately Three Million Eight Hundred Thousand ($3,800,000) of principal outstanding at issuance, resulting in a corresponding reduction in indebtedness and an increase in stockholders’ equity. The Company stated that these conversions introduced a substantial number of shares into the public market over a relatively short period of time, which management believes contributed to temporary selling pressure that management believes is unrelated to the Company’s underlying operations or asset value.

Management indicated that the vast majority of the conversion activity has now been completed and that the remaining unconverted principal balance is less than Five Hundred Thousand ($500,000). Recent conversions occurred at a stated contractual floor conversion price of $0.76 per share (subject to adjustment for the reverse stock split), which is substantially above the Company’s recent trading price. As a result, the Company believes that the potential for additional conversion-related selling pressure at current price levels is significantly reduced.

While the conversion activity increased the Company’s outstanding share count, management emphasized that it reduced outstanding debt on a dollar-for-dollar basis and strengthened the Company’s balance sheet. The Company further stated that management believes the intrinsic value of its operating subsidiaries and assets has not changed as a result of these capital structure mechanics.

The Company reiterated its focus on stabilizing its capital structure, completing near-term financing initiatives, and advancing its core business operations. Management stated that it believes recent trading volatility reflects temporary technical factors rather than fundamental changes in the Company’s long-term strategy, asset base, or growth prospects, although the market price of the Company’s common stock may continue to be volatile and there can be no assurance regarding future stock price performance.

A copy of the press release is furnished as Exhibit 1.1 to this Current Report on Form 8-K.

The information furnished under this Item 8.01, including Exhibit 1.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically so incorporated by reference.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
1.1.	Press Release dated January 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: Friday, January 9, 2026